UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2013

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is furnished to the Securities and Exchange Commission pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On September 4, 2013, The National Security Group, Inc. (the "Company") sold 2,739 acres, of investment real estate consisting of timber property in Coffee, Crenshaw, and Pike counties in Alabama.  The property is collectively included in the reference to "timber property" held by the Company and securing a line of credit in the Company's most recent Form 10-K filed on March 21, 2013, and subsequent filings on Form 10-Q.

Under the terms of the transaction, substantially all of the proceeds will repay bank debt incurred in connection with last year's Mobile Attic litigation and settlement related expenses. More specifically, a $4,000,000 bank line of credit, plus accrued interest, will be repaid along with an outstanding balance of $200,000 associated with a second bank line of credit which was set to mature in January. The investment real estate had a carrying value of $1,350,000 and, after all expenses associated with the sale, the Company will realize a pre-tax gain of approximately $3,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Date: September 5, 2013	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer